ASSET PURCHASE AGREEMENT



                                  made between



                          AMERICAN MINING CORPORATION

                                      and

                              THRUST ENERGY CORP.





















                                 April 18, 2011

                                      -19-
                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 18th day of April, 2011

BETWEEN:

AMERICAN MINING CORPORATION, a corporation existing under the laws of Nevada and having a registered office at 6767 West Tropicana Avenue, Suite 229, Las Vegas, Nevada 89103 ("VENDOR")

AND

THRUST ENERGY CORP., a corporation existing under the laws of Nevada having a registered office at 2533 North Carson Street, Carson City, Nevada 89706 ("PURCHASER").

WHEREAS:

A. Vendor is in the business of mineral exploration, mine development and the provision of milling services;

B. Purchaser is in the business of oil and gas exploration and wants to expand its business operations to include mineral exploration, mine development and the provision of milling services; and

C. Purchaser wants to acquire from Vendor, and Vendor wants to sell to Purchaser, all of Vendor's interest in certain agreements, understandings and arrangements, including all of Vendor's rights thereunder to certain milling equipment.

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the mutual promises made herein, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

                         ARTICLE 1 - INTERPRETATION

1.1 DEFINED TERMS. All terms defined in this Agreement shall have the defined meanings when used herein or in any agreement, note, certificate, report, or other document made or delivered pursuant to this Agreement, unless otherwise defined or the context otherwise requires. The following terms shall have the following meanings:

"AGREEMENT" means this Asset Purchase Agreement, including the Schedules, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement;

"ASSETS" means, collectively, the Leasehold Property, the Technical Data, the Equipment and the Contracts;

"ASSIGNMENT AND ASSUMPTION AGREEMENT" means the form of agreement attached hereto as Schedule G, as described in Section 2.2;

"BUSINESS DAY" means any day, other than a Saturday, Sunday or statutory holiday in Las Vegas, Nevada;

"CLOSE OF BUSINESS" means 5:00 p.m. in Las Vegas, Nevada;

"CLOSING" means the completion of the sale and purchase of the Assets on the Closing Date pursuant to and in accordance with the terms and subject to the conditions of this Agreement;

"CLOSING DATE" means (a) May 12, 2011 or, if the condition set out in Section 5.1(c) has not been satisfied, or waived by Purchaser, by such date, the date that is two Business Days after the date such condition is satisfied or so waived, or (b) such other date as is mutually agreed to by the parties.

"COMMON SHARES" means the common stock of Purchaser, par value $0.0001 per share;

"CONTRACTS" means all of the Vendor's right, title and interest in and to those agreements, understandings and arrangements, including letters of interest and memorandums of understanding, listed in Schedule B;

"ENCUMBRANCES" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

"EQUIPMENT" means all right, title and interest of the Vendor, beneficial or otherwise, in and to the equipment set out and described in Schedule A;

"EXCHANGE" means the OTCQB operated by OTC Markets Group Inc.;

"EXECUTIVE EMPLOYMENT AGREEMENT" means the form of agreement attached hereto as Schedule H, as described in Section 5.2(d).

"LEASEHOLD PROPERTY" means all right, title and interest of Vendor, beneficial or otherwise, in and to the leasehold interest to the mineral property set out and described in Exhibit "A" to that certain Exploration Agreement and Mill Site Agreement dated September 23, 2010, between Vendor and Silver Peak Properties LLC.

"PERMITTED ENCUMBRANCES" means:

(a) the reservations, limitations, exceptions, provisos and conditions expressed in the Leasehold Property and the statutory exceptions to title of the property that is the subject of the Leasehold Property;

(b) the royalties and other encumbrances described in, and the obligations arising from, the Contracts;

(c) liens for property taxes, charges, duties, levies and assessments which are not yet due;

(d) undetermined or inchoate liens, charges and encumbrances arising in or incurred in the ordinary course of business consistent with past practice which have not been filed or registered in accordance with applicable law or of which written notice has not at the time been duly given in accordance with applicable law in each case which relate to obligations not at the time due or delinquent; and

(e) liens, charges and encumbrances which, in the aggregate, do not materially detract from the value of the Assets or materially impair the use of the Assets;

"PERSON" means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or a trustee, executor, administrator or other legal representative;

"PURCHASE PRICE" means the price to be paid for the Assets, as set out in
Section 2.1;

"PURCHASER AUTHORIZATIONS" means the authorizations, approvals and consents described in Schedule D, which are required by Purchaser in order for it to acquire the Assets;

"RELATED PARTY" means a director, officer or shareholder;

"SECURITIES" means, collectively, the Common Shares.

"TECHNICAL DATA" means all of the technical data and correspondence that Vendor has in respect of the Leasehold Property including, without limitation, reports, drill core and logs, metallurgical samples and digital data files;

"VENDOR AUTHORIZATIONS" means the authorizations, approvals and consents described in Schedule C, that are required by Vendor in order for it to validly and effectively transfer the Assets to Purchaser; and

"U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended.

1.1 HEADINGS AND ORGANIZATION. The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise stated in this Agreement, any reference herein to an article, section, paragraph, subparagraph or clause refers to the corresponding article, section, paragraph, subparagraph or paragraph hereof.

1.2 SCHEDULES. Any reference herein to a "Schedule" refers to those schedules that are attached to this Agreement, all of which are incorporated into this Agreement by reference and shall be deemed to be part hereof.

1.3 REFERENCE TO AGREEMENT. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4 ACCOUNTING TERMS. An accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with generally accepted accounting principles of the United States of America, applied on a consistent basis;

1.5 STATUTORY REFERENCES. A reference to a statute in this Agreement includes all regulations made thereunder, all amendments to the statute or regulations made thereunder in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

1.6 SUCCESSOR CORPORATIONS. A reference in this Agreement to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

1.7 INTERPRETATION NOT AFFECTED BY PARTY DRAFTING. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.8 NUMBER AND GENDER. In this Agreement, unless there is something in the subject matter or context inconsistent therewith,

(a) words in the singular number include the plural and such words shall be construed as if the plural had been used,

(b) words in the plural include the singular and such words shall be construed as if the singular had been used, and

(c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.9     TIME OF ESSENCE. Time shall be of the essence hereof.

1.10 BEST OF KNOWLEDGE. Any reference herein to "the best of the knowledge" of the Vendor will be deemed to mean the actual knowledge of the Vendor, its directors and executive officers and the knowledge they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.11 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

1.12 CHOICE OF LAW AND ATTORNMENT. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and the laws of the United States applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the State of Nevada.

1.13     SCHEDULES.  The following are the Schedules to this Agreement:

Schedule A - Equipment

Schedule B - Contracts

Schedule C - Authorizations and Consents Required by Vendor

Schedule D - Authorizations and Consents Required by Purchaser

Schedule E - Deliveries of Vendor at Closing

Schedule F - Deliveries of Purchaser at Closing

Schedule G - Assignment and Assumption Agreement

Schedule H - Executive Employment Agreement

Schedule I - Allocation of Purchase Price

                       ARTICLE 2 -     PURCHASE OF ASSETS

2.1 Purchase. Relying upon the representations and warranties of Vendor set forth herein, and subject to the conditions provided herein, at the Closing Purchaser will purchase the Assets from Vendor and Vendor will transfer the Assets to Purchaser free and clear of all Encumbrances other than Permitted Encumbrances, for an aggregate purchase price payable to Vendor of 31,000,000 Common Shares (the "PURCHASE PRICE"). The Purchase Price shall be paid to Vendor on the Closing Date by issuance of 31,000,000 Common Shares to Vendor, or as may be otherwise directed by Vendor in writing, which Common Shares shall not be subject to any contractual restriction on transfer. The Purchase Price will be allocated among the Assets as described in Schedule I.

2.2 Assignment of Rights to the Assets. In consideration of the delivery of the Purchase Price, Vendor and Purchaser will execute at Closing the Assignment and Assumption Agreement under which Vendor shall assign, convey and transfer to Purchaser all right, title and interest in and to the Assets and Purchaser agrees to assume, pay, satisfy, discharge, perform and fulfill all obligations of Vendor that arise after the Closing Date in respect of the Assets.

2.3 Fees and Taxes. Purchaser will be liable for and will pay all land and mineral property registration fees, property transfer taxes, goods and services tax and all other taxes (but excluding any income taxes or capital gains taxes payable by Vendor), duties, transfer fees and other charges customarily payable in connection with the conveyance and transfer of personal property.

2.4 Registration Rights. If Purchaser registers any of its Common Shares under the U.S. Securities Act (other than by a registration on Form S-8, S-4, F-4 or any successor similar forms or any other form not available for registering "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act) for sale to the public, whether or not for sale for its own account, it will each such time, at least twenty (20) days prior to filing the registration statement, give written notice to Vendor of its intention to do so. If Vendor or a Related Party of Vendor holds Common Shares that are either:

(a) "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act; or

(b) subject to transfer restrictions under Rule 144 due to such shareholder's status as an "affiliate" of Purchaser as defined thereunder, (such Common Shares being referred to herein as the "RESTRICTED SECURITIES") Vendor or its Related Parties, as applicable, shall have the right, upon the written request by it made within fifteen (15) days thereafter (which request shall specify the Restricted Securities intended to be disposed of by Vendor or its Related Parties, as applicable, and the intended method of disposition thereof), to request Purchaser to register not more than THIRTY PERCENT (30%) of its Restricted Securities. If so requested, Purchaser shall use its reasonable best efforts to include in such registration under the U.S. Securities Act (if it proceeds with such registration) all Restricted Securities which Purchaser has been so requested to register. Purchaser may defer a registration of Restricted Securities for a period of not more than 180 days, but only if (i) Purchaser furnishes to Vendor or its Related Parties, as applicable, a certificate signed by the President and Chief Executive Officer of Purchaser stating that, in the good faith judgment of the board of directors of Purchaser, effecting the requested registration would materially impede the ability of Purchaser to consummate a significant transaction (the 180 day deferral period beginning on the date that such certificate is sent to Vendor or its Related Parties, as applicable), and (ii) Purchaser has not deferred a filing during the previous 12 month period.

2.5     Securities Matters.

(a) Vendor acknowledges and agrees that, other than registrations pursuant to Section 2.4, if any, the Common Shares issued pursuant to this Agreement will not be registered under the U.S. Securities Act and that the Common Shares will be issued to Vendor in a private placement transaction effected in reliance on an exemption from the registration requirements of the U.S. Securities Act and in reliance on exemptions from the qualification requirements of applicable state securities laws.

(b) Vendor shall not make any disposition of all or any portion of the Common Shares issued to it unless such transfer is pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration thereunder.

(c) The certificates representing the Common Shares issued to Vendor hereunder shall bear, in addition to any other legends required under applicable state securities laws, a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY SALE OR TRANSFER OF THESE SECURITIES WILL BE IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(d) In order to prevent any transfer from taking place in violation of this Agreement or any applicable law, Vendor acknowledges and agrees that Purchaser may cause a stop transfer order to be placed with Purchaser's transfer agent with respect to the Common Shares issued to Vendor. Purchaser will not be required to transfer on its books any Common Shares that have been sold or transferred in violation of any provision of this Agreement or applicable law.

      ARTICLE 3 -     REPRESENTATIONS, WARRANTIES AND COVENANTS OF VENDOR

3.1 Representations and Warranties of Vendor. Vendor represents and warrants to Purchaser that:

(a) Vendor is a company incorporated, duly organized and validly existing under the laws of the State of Nevada;

(b) Vendor is in good standing with respect to its filings required by applicable law;

(c) Vendor is duly qualified to do business and is in good standing under the laws of the State of Nevada and in each other jurisdiction where it carries on business or holds assets to carry on that business, and hold those assets, and has all corporate power and authority to carry on its business as presently carried on;

(d) Vendor has the corporate power and authority to execute and deliver this Agreement, to complete all of the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth;

(e) this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Vendor, the valid and binding obligations of Vendor, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(f) Vendor owns good and marketable title to the Equipment free and clear of all Encumbrances, other than Permitted Encumbrances, and Vendor is in sole possession of, and has sole control of (except as set forth in or pursuant to the Contracts), the Assets;

(g) neither of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, nor the observance and performance by Vendor of its covenants and obligations herein set forth will:

(i) conflict with, or result in a breach of, or violate any of the terms, conditions or provisions of its articles of incorporation or bylaws;

(ii) constitute or result in a breach or default under any agreement, contract, lease, indenture, other instrument or commitment to which it is a party, or is subject or derives benefit from, other than under such agreements, contracts, leases, indentures, other instruments and commitments with respect to Vendor Authorizations that are required, pursuant to the terms of this Agreement, to be delivered to Purchaser on Closing;

(iii) will result in the creation of any Encumbrance of any kind or nature against or with respect to the Assets (other than Encumbrances created pursuant to this Agreement); or

(iv) require any permissions, approvals, waivers or consents of any third Person, or any declarations, filing or registration with any court, governmental body or agency or other public or private body, entity, or Person, save and except for those comprised in Vendor Authorizations;

(h) to the Knowledge of Vendor, no authorization, approval, order, licence, permit or consent of any governmental authority, regulatory body or court, of Canada or the United States or any political subdivision thereof, and no registration with, declaration or notice to or filing by it with any such governmental authority, regulatory body or court is required in order for it to:

(i) incur the obligations expressed to be incurred by it in or pursuant to this Agreement;

(ii) execute and deliver all other documents and instruments to be delivered by it pursuant to this Agreement;

(iii)     duly perform and observe the terms and provisions of this Agreement;

(iv)     consummate the transactions contemplated by this Agreement; or

(v) render this Agreement legal, valid, binding and enforceable against Vendor, save and except for those comprised in Vendor Authorizations;

(i) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder;

(j)     with respect to the Contracts:

(i) each of them is in good standing and in full force and effect and is binding upon Vendor;

(ii) except as disclosed in writing to Purchaser, each of the covenants and conditions contained therein on the part of Vendor has been performed and observed by Vendor in all material respects;

(iii)     there is no outstanding material dispute related thereto;

(iv) to the Knowledge of Vendor, each other party to each of the Contracts has performed each material term, covenant, and condition of each of the Contracts which is to be performed by such other party at or before the date hereof;

(v) on obtaining Vendor Authorizations, Vendor will have all necessary approvals required for Vendor to lawfully assign the Contracts to Purchaser as contemplated by this Agreement; and

(vi) Vendor is not to its Knowledge, in breach of or in default under any term or condition of any of the Contracts, except for such breaches or defaults, if any, of which Purchaser has been given notice and when taken together with any similar breach or default, would not have a material adverse effect singularly or in the aggregate on the ownership of the Contracts by Purchaser following the Closing Date;

(k) to the Knowledge of Vendor, Vendor has not received notice of, or otherwise become aware of, any action, suit, claim or other proceeding commenced or pending before any court or governmental commission, department, board, authority or other administrative agency or officer, that challenges Vendor's rights to any or all of the Assets;

(l) the Contracts represent all of the material agreements, contracts, leases, rights, other instruments or commitments which Vendor has entered into in connection with the Assets that are currently in force; and

(m) except as provided herein, there is no written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Assets, or any rights or interest therein.

3.2     Covenants of Vendor.

(a) From the date hereof until the Closing occurs or this Agreement is terminated in accordance with its terms, Vendor will not directly or indirectly, through any director, officer, shareholder, employee, agent, partner, affiliate, representative or otherwise: (a) solicit, initiate or encourage the submission of any proposal or offer from any person or party relating to a sale of all or any part of the Assets, (b) participate in any discussions or negotiations regarding, assisting or participating in any effort or attempt by any person or party to do or seek any transaction described in clause (a) of this Section 4.4, or (c) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any transaction described in clause
(a) of this Section 3.2.

(b) From the date hereof until the Closing occurs or this Agreement is terminated in accordance with its terms, Vendor shall not cause or permit any Encumbrance to attach to any of the Assets.

(c) Vendor will maintain the confidentiality of the Technical Data for a period of five years from the Closing Date.
(d) Vendor shall change its corporate name not later than two Business Days following the Closing Date, and thereafter discontinue further use of the name "American Mining". Vendor shall not use names similar to "American Mining" after the Closing Date. If requested by Purchaser, Vendor shall also take such action as may be necessary in order to assist Purchaser or any subsidiary or parent thereof to change their corporate names to names including "American Mining".

     ARTICLE 4 -     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

4.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Vendor that:

(a) Purchaser is a company incorporated, duly organized and validly existing under the laws of its incorporating jurisdiction;

(b) Purchaser is in good standing with respect to its filings required by applicable corporate legislation;

(c) Purchaser is duly qualified to do business and is in good standing under the laws of the State of Nevada and in each other jurisdiction where it carries on business or holds assets to carry on that business and hold those assets and has all corporate power and authority to carry on its business as presently carried on;

(d) Purchaser has the corporate power and authority to execute and deliver this Agreement, to complete all of the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth;

(e) this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Purchaser, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(f) none of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby or the observance and performance by Purchaser of its covenants and obligations herein set forth will:

(i) conflict with, or result in a breach of, or violate any of the terms, conditions or provisions of its constating documents; or

(ii) constitute or result in a breach or default under any agreement, contract, lease, indenture, other instrument or commitment to which it is a party, or is subject or derives benefit from, other than under such agreements, contracts, leases, indentures, other instruments and commitments with respect to Purchaser Authorizations which are required, pursuant to the terms of this Agreement, to be delivered to Vendor on Closing;

(g) no authorization, approval, order, licence, permit or consent of any governmental authority, regulatory body or court, of Canada or the United States or any political subdivision thereof, and no registration with, declaration or notice to or filing by Purchaser with any such governmental authority, regulatory body or court is required in order for it to;

(i) incur the obligations expressed to be incurred by it in or pursuant to this Agreement;

(ii) execute and deliver all other documents and instruments to be delivered by it pursuant to this Agreement;

(iii) duly perform and observe the terms and provisions of this Agreement, or

(iv) render this Agreement legal, valid, binding and enforceable against Purchaser, save and except for those comprised in Purchaser Authorizations;

(h) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder;

(i) Purchaser is purchasing the Assets and title thereto in the condition in which they are in at the time of the due diligence investigations of Purchaser, subject only to Vendor's representations and warranties contained in this Agreement;

(j) Purchaser is not relying on any calculations, forecasts, projections or estimates made by Vendor in relation to the Assets;

(k) Purchaser is a reporting issuer under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, and the Common Shares are quoted on the Exchange;

(l) Purchaser has obtained all necessary consents and approvals of the Exchange to the execution and delivery of this Agreement, the completion of the transactions, including the issuances of Common Shares, contemplated hereby and the quotation of such Common Shares on the Exchange, and has provided a copy of all correspondence, consents and approvals to, from or of the Exchange in respect thereof to Vendor;

(m) Purchaser is not in default of any material requirement of any applicable securities laws and, to the knowledge of Purchaser, neither the United States Securities and Exchange Commission nor the Exchange, nor any other regulatory authority having jurisdiction, has issued any order preventing or suspending trading of any securities of Purchaser and Purchaser is entitled to avail itself of the applicable exemption requirements from registration available under applicable securities laws in respect of the issuance of the Common Shares contemplated in this Agreement;

(n) the authorized capital of Purchaser consists of 900,000,000 Common Shares of Common Stock and 100,000,000 Common Shares of Preferred Stock, of which 680,202 Common Shares of Common Stock and no Common Shares of Preferred Stock are issued and outstanding as at the date of this Agreement;

(o) since January 1, 2006, Purchaser has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities laws or otherwise, with the United States Securities and Exchange Commission and the Exchange or the applicable regulatory authorities, and no material change has occurred in relation to Purchaser which has not been publicly disclosed. As of the time of each of such forms, reports, documents and information: (i) each complied in all material respects with the requirements of the applicable securities laws; and (ii) none of them contained any material misrepresentation (as defined in applicable securities laws); and

(p) since January 1, 2006, Purchaser has filed all financial statements it is required to file pursuant to the applicable securities laws and said financial statements present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Purchaser as of the dates or for the periods presented therein and no adverse material changes have occurred since date of Purchaser's most recently filed audited financial statements.

4.2     Covenants of Purchaser.

(a) Purchaser agrees that all of the information it obtains in respect of the Assets up to Closing, including reports, maps, sections, drill logs, assay results, studies and all other technical, accounting and financial records or data (in paper, physical or electronic form), that has not been publicly disclosed shall be confidential information and may not be disclosed by Purchaser or its directors, officers, employees, consultants or agents (collectively, the "RECEIVING PARTY") to any other person except (i) where required in accordance with applicable law; (ii) where such information becomes generally available to the public other than as a result of a disclosure or other act by the Receiving Party; or (iii) where such information becomes available to the Receiving Party on a non-confidential basis from a source other than Vendor, provided that such source is not bound by a confidentiality agreement with Vendor. If the Closing of the purchase of the Assets is not completed for any reason, Purchaser will return to Vendor all documents delivered to Purchaser by Vendor in contemplation of the completion of the purchase of the Assets by Purchaser or certify that destruction of all such documents has occurred in form and substance satisfactory to Vendor, acting reasonably.

                     ARTICLE 5 -     CONDITIONS TO CLOSING

5.1 Conditions to Purchaser's Obligations to Close. The obligation of Purchaser to complete the purchase of the Assets on the Closing Date under this Agreement will be subject to the satisfaction of the following conditions:

(a) The Vendor's representations and warranties contained in this agreement and in any certificate or document delivered under this agreement or in connection with the transactions contemplated by this agreement will be true at and as of closing as if such representations and warranties were made at and as of such time.

(b) Vendor will have in all material respects performed and complied with all agreements, covenants and conditions required by this agreement to be performed or complied with by it before or at the Closing Date.

(c) Purchaser shall have received the Vendor Authorizations, each in a form reasonably satisfactory to Purchaser.

5.2 Conditions to Vendor's Obligation to Close. The obligation of Vendor to complete the sale of the Assets on the Closing Date under this Agreement will be subject to the satisfaction of the following conditions:

(a) The representations and warranties made by Purchaser in Sections 4.1(a) through (e) of this Agreement shall be true and correct as of the date hereof and on the Closing Date. All other representations and warranties made by Purchaser in this Agreement that (a) are not qualified by materiality shall be true and correct in all material respects when made and as of the Closing Date and (b) that are qualified by materiality shall be true and correct when made and as of the Closing Date, in each case as though such representations and warranties were made or given on and as of the Closing Date.

(b) Purchaser shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with prior to the Closing Date.

(c) Vendor shall have received the Purchaser Authorizations, each in a form reasonably satisfactory to Vendor.

(d) The Chief Executive Officer of Vendor will have accepted a position of employment with Purchaser as its Chief Executive Officer on the terms and subject to the conditions of the Executive Employment Agreement.

                          ARTICLE 6 -     TERMINATION

6.1 This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing only as follows and in no other manner:

(a)     By mutual written consent of the parties;

(b)     By written notice from Purchaser to Vendor if:

(i) there has been a material misrepresentation or breach by Vendor in its representations, warranties, agreements or covenants set forth herein (disregarding any materiality qualifiers set forth therein); or

(ii) the Closing has not occurred by the Closing Date for reasons other than Purchaser's failure to perform its obligations hereunder;

(c)     By written notice from Vendor to Purchaser if:

(i) there has been a material misrepresentation or breach by Purchaser in the representations, warranties, agreements or covenants of Purchaser set forth herein (disregarding any materiality qualifiers set forth therein); or

(ii) the Closing has not occurred by the Closing Date for reasons other than Vendor's failure to perform its obligations hereunder.

               ARTICLE 7 -     FURTHER ASSURANCES AND ASSISTANCE

7.1 Further Assurances. Vendor will from time to time after the Closing execute and deliver to Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as Purchaser may reasonably require from Vendor and Purchaser will execute and deliver to Vendor all such agreements of assumption and other instruments in writing and further assurances as Vendor may reasonably require from Purchaser, in order to give effect to the provisions hereof.

7.2 Mutual Assistance. In connection with Vendor Authorizations required to be obtained hereunder by Vendor, Purchaser will, at Purchasers own expense, take such action as may be reasonably necessary to assist Vendor and will provide such information as may be reasonably requested concerning Purchaser by the Persons from whom Vendor Authorizations are required. Vendor will, at Vendor's own expense, take such action as is reasonably necessary to assist Purchaser and will provide such information as may be reasonably requested by the Persons from whom approval is required for Purchaser Authorizations.

             ARTICLE 8 -     ACCESS TO RECORDS AND CONFIDENTIALITY

8.1 After the signing of this agreement, Vendor shall afford Purchaser and Purchaser's professional advisers, access to the books and records of Vendor related to the Assets. Each of Vendor and Purchaser, and their respective servants and professional advisers, are to keep confidential the terms of this agreement, and the books and records of Vendor. This agreement of confidentiality shall remain binding on the aforesaid parties, whether or not this transaction is consummated. Each party shall be responsible for its own professional fees and other expenses arising in connection with this letter of intent, any approvals, consents or investigations in connection herewith, and the negotiation and completion of this transaction.

                            ARTICLE 9 -     CLOSING

9.1 Vendor's Closing Deliveries. At Closing, Vendor shall deliver or cause to be delivered, as the case may be, to Purchaser, in a form satisfactory to Purchaser, all of the following documents, each properly executed, dated as of the Closing Date by the appropriate parties thereto:

(a)     the documents listed in Schedule E;

(b)     a good standing certificate for Vendor from the State of Nevada;

(c)     Vendor Authorizations; and

(d) such other documents and instruments as may be reasonably requested by Purchaser, each in form and substance acceptable to Purchaser and its legal counsel, necessary to consummate the transaction contemplated herein.

9.2 Purchaser's Closing Deliveries. In addition to the Purchase Price payable pursuant to Section 2.1, at Closing, Purchaser shall deliver to Vendor, as applicable, all of the following documents, each properly executed, dated as of the Closing Date by the appropriate parties thereto:

(a)     the documents and other items described in Schedule F;

(b)     a good standing certificate for Purchaser from the State of Nevada;

(c)     Purchaser Authorizations; and

(d) such other documents and instruments as may be reasonably requested by Vendor, each in form and substance acceptable to Vendor and its legal counsel, necessary to consummate the transaction contemplated herein.

                   ARTICLE 10 -     CLOSING AND CLOSING DATE

10.1 Closing. Closing will take place at 10:00 a.m. (Las Vegas time) on the Closing Date at the offices of Vendor in Nevada or such other place as the parties may agree.

10.2 Concurrent Requirements. At Closing each of the parties hereto will deliver to the other such documents and make such payments of money as are required by the terms of this Agreement to be delivered or paid at the time of Closing and all matters of delivery of documents by the parties hereto pursuant to this Agreement and the registration of all appropriate documents in all appropriate public offices of registration will be deemed to be concurrent requirements such that nothing is deemed to be completed until everything has been paid, delivered and registered with respect to the purchase and sale contemplated herein.

                        ARTICLE 11 -     INDEMNIFICATION

11.1 Indemnification of Purchaser by Vendor. Vendor shall, jointly and severally, indemnify Purchaser, its directors, officers, employees, agents and shareholders, harmless from and against and shall defend promptly Purchaser from and reimburse Purchaser for all losses, damages, costs, expenses, liabilities, obligations, actions, demands, judgments, interest or claims of any kind, including without limitation, reasonable attorney's fees, costs of investigation and remediation, punitive damages, consequential damages or other special damages that Purchaser may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a) any breach or inaccuracy of any of the representations and warranties made by Vendor in or pursuant to this Agreement;

(b) any failure or breach by either Vendor to carry out, perform, satisfy, and discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement; or

(c) any suit, action or other proceeding brought by any Person arising out of any of the matters referred to in this Section 11.1.

11.2 Indemnification of Vendor. Purchaser shall indemnify and hold Vendor, its directors, officers, employees, agents and shareholders, harmless from and against, and shall defend promptly Vendor from and reimburse them for, any and all losses, damages, costs, expenses, liabilities, obligations, actions, demands, judgments, interest or claims of any kind, including without limitation, reasonable attorney's fees, costs of investigation and remediation, punitive damages, consequential damages or other special damages that Vendor may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a) any breach or inaccuracy of any of the representations and warranties made by Purchaser in or pursuant to this Agreement;

(b) any failure or breach by Purchaser to carry out, perform, satisfy, and discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement; and

(c) any suit, action, or other proceeding brought by any Person arising out of any of the matters referred to in this Section 11.2.
11.3     Notice; Third Party Claims.

(a) For purposes of this Section 11.3, "Indemnified Party" and "Indemnifying Party" shall refer either to Purchaser or to Vendor, as applicable. The Indemnified Party shall notify the Indemnifying Party in writing of any claim, demand, action or proceeding for which indemnification will be sought under
Section 11.1 or Section 11.2, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the Indemnifying Party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right: (i) to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding that is being diligently defended by the Indemnifying Party, and (ii) to assume the defense of such third party claim, demand, action or proceeding, at the cost and expense of the Indemnifying Party, if the Indemnifying Party fails or ceases to defend the same. The assumption of the defense by the Indemnifying Party shall constitute an admission that such third party claim, demand, action or proceeding is indemnifiable pursuant to Section 11.1 or Section 11.2. The failure to assume the defense shall in no way affect the Indemnifying Party's indemnification obligations pursuant to Section 11.1 or Section 11.2.

(b) Each party defending a claim shall keep the other party informed of the progress of such claim and shall comply with all reasonable requests for copies of documents related to the claim and provide to the other party an opportunity, from time to time, to consult with counsel defending the claim. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

(c) If a firm written offer is made to settle any such third party claim, demand, action or proceeding solely in exchange for monetary sums to be paid by the Indemnifying Party and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement; and (iii) the Indemnified Party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the Indemnified Party, but if the amount thereafter recovered by such third party from the Indemnified Party is less than the amount of the proposed settlement, the Indemnified Party shall be reimbursed by the Indemnifying Party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.

                            ARTICLE 12 -     GENERAL

12.1 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of two (2) years following the Closing Date, except for the representations and warranties set forth in Section 3.1(a) through to Section 3.1(f) and Section 4.1(a) through to
Section 4.1(e), all of which shall survive indefinitely.

12.2 Risk of Loss. Risk of loss with respect to the Assets will remain with and on Vendor until the Close of Business on the Closing Date.

12.3 Waiver by Purchaser. Purchaser may, at its option, waive in whole or in part any or all of the provisions herein for the benefit of Purchaser.

12.4 Waiver by Vendor. Vendor may, at its option, waive in whole or in part any or all of the provisions herein for the benefit of Vendor.

12.5     Limitation of Waiver.  No waiver pursuant to Section 12.3 or Section

12.4 of the whole or any part of any provision will operate as a waiver of any other part thereof or as a waiver of any other provision.

12.6 Notice. Any notice or other communication required or permitted to be given hereunder or for the purposes hereof will be sufficiently given if delivered to the party to whom it is given or sent by means of electronic transmission addressed to such party:

(a)     in the case of a notice or other communication to Purchaser at:

Thrust Energy Corp.
1440-3044 Bloor Street West
Toronto, Ontario  M8X 2Y8
Attention: Thomas Mills
Fax: (647) 436-7654

(b)     in the case of a notice or other communication to Vendor at:

American Mining Corporation
16:1 Mill Site
P.O. Box 25
Silver Peak, Nevada  89047
Attention:  Gary MacDonald
Fax:  (888) 505-5808

or at such other address or number as the party to whom such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section 12.6. Any notice or other communication which is delivered or sent by means of electronic transmission will be deemed to have been given and received on the day after it is delivered or transmitted, provided that if such day is not a Business Day, the notice or other communication will be deemed to have been given and received on the next Business Day following such day.

12.7 Inurement. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.8 Entire Agreement. This Agreement and the Schedules attached hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all previous agreements and understandings, oral or written, among the parties or their respective representatives with respect to the matters herein and will not be modified or amended except by written agreement signed by the parties to be bound thereby.

IN WITNESS WHEREOF the parties have duly executed these presents as of the day and year first above written.

AMERICAN MINING CORPORATION


By:  /s/ Gary MacDonald
     Gary MacDonald
     President

THRUST ENERGY CORP.


By:  /s/ Thomas Mills
     Thomas Mills
     President

                                   SCHEDULE A

                                   EQUIPMENT


1. FIFTY PER CENT (50%) ownership interest in the permitted, operating mill facility, together with equipment and supplies for concentrating molybdenum sulphide, collectively referred to as the "Ashdown Mill" and more particularly described in that certain Letter of Intent dated March 22, 2011, between Vendor and Win-Eldrich Gold Inc.

2. ONE HUNDRED PER CENT (100%) ownership interest in and to the milling equipment outlined on Schedules A & B to that certain Binding Letter of Intent and Term Sheet dated March 21, 2011 between Vendor and NJB Mining Inc.

3. ONE HUNDRED PER CENT (100%) ownership interest in and to the following equipment:

     a. ONE (1) Plasma (Pillar) Tilt Furnace 750 kg capacity, with skidding and platforms, cooler unit, environmental water bath and fume management, miscellaneous pumps, electrical MCC unit and miscellaneous lab;

     b.   ONE  (1)  Beckhart  800  mm  filter  press;

     c.   ONE  (1)  12-pack  10"  Krebs  hydrocylone;

     d.   ONE  (1)  80  ton  fine  ore  bin;  and

     e. Miscellaneous equipment, including spare plate, frames, four (4) pumps, ancillary spare parts, filter press and dual tire stack frame.

                                   SCHEDULE B

                                   AGREEMENTS

1. Exploration Agreement and Mill Site Agreement between Vendor and Silver Peak Properties LLC, dated September 23, 2010, relating to the leasing of 27.5 contiguous acres of land known as 16:1 Mine Site, located within Esmeralda County, Nevada, and appurtenances thereto.

2. Letter of Intent between Vendor and Win-Eldrich Gold Inc., dated March 22, 2011, and the Binding Memorandum of Understanding attached thereto as Schedule C, all of which relate to the acquisition by Vendor of a 50% interest in a permitted, operating mill facility, together with equipment and supplies for concentrating molybdenum sulphide.

3. Memorandum of Understanding between Vendor and Crown Gold Corporation, dated November 16, 2010, relating to ore processing.

4. Binding Letter of Intent and Term Sheet dated March 21, 2011, between Vendor and NJB Mining Inc. relating to the acquisition by Vendor of milling equipment.

                                   SCHEDULE C

              AUTHORIZATIONS AND CONSENTS REQUIRED BY THE VENDORS


1. Consent of Silver Peak Properties LLC required for the assignment of all Vendor's rights under the Exploration Agreement and Mill Site Agreement dated September 23, 2010, between Vendor and Silver Peak Properties LLC.

2. Consent of Win-Eldrich Gold Inc. to the assignment of all Vendor's rights under the Letter of Intent dated March 22, 2011 between Vendor and Win-Eldrich Gold Inc., and the Binding Memorandum of Understanding attached thereto as Schedule C.

3. Consent of Crown Gold Corporation to the assignment of all Vendor's rights under the Memorandum of Understanding dated November 16, 2010, between Vendor and Crown Gold Corporation.

4. Consent of NJB Mining Inc. to the assignment of all Vendor's rights under the Binding Letter of Intent and Term Sheet dated March 21, 2011 between Vendor and NJB Mining Inc.

                                   SCHEDULE D

             AUTHORIZATIONS AND CONSENTS REQUIRED BY THE PURCHASER

1. Consent of Gary MacDonald to the purchase and sale of the Assets under the provisions of that certain General Security Agreement dated May 1, 2007, between Vendor and Gary MacDonald.

                                   SCHEDULE E

                      DELIVERIES OF THE VENDORS AT CLOSING

1.     Duly executed Incumbency Certificate for Vendor.

2. A certified copy of a resolution of Vendor's directors authorizing the entering into of this agreement and the sale of the Assets provided for in this agreement.

3. A certified copy of a resolution of Vendor's shareholders the sale of the Assets provided for in this agreement.

4. A certificate executed by an officer of Vendor as to the accuracy of Vendor's representations and warranties as of the Closing Date and as to the compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.

5.     Duly executed Assignment and Assumption Agreement.

6. A copy of each of the Contracts, each certified as a true copy thereof by an officer of Vendor.

7. A copy of that certain General Security Agreement dated May 1, 2007, between Vendor and Gary MacDonald, certified as a true copy thereof by an officer of Vendor.

8.     The Technical Data.

                                   SCHEDULE F

                     DELIVERIES OF THE PURCHASER AT CLOSING

1.     Duly executed Incumbency Certificate for Purchaser.

2. A certified copy of a resolution of Purchaser's directors authorizing the entering into of this Agreement and the purchase of the Assets provided for in this Agreement.

3. A certificate executed by an officer of Purchaser as to the accuracy of Purchaser's representations and warranties as of the Closing date and as to the compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.

4.     Duly executed Executive Employment Agreement.

                                   SCHEDULE G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of the ____ day of April, 2011,

BETWEEN:

AMERICAN MINING CORPORATION, a corporation existing under the laws of Nevada and having a registered office at 6767 West Tropicana Avenue, Suite 229, Las Vegas, Nevada 89103 ("Vendor"),

AND

THRUST ENERGY CORP., a corporation existing under the laws of Nevada having a registered office at 2533 North Carson Street, Carson City, Nevada 89706 ("Purchaser").

WHEREAS by an Asset Purchase Agreement dated April 18, 2011 (the "Purchase Agreement") made between Vendor and Purchaser, the Vendor agreed to transfer to Purchaser and Purchaser agreed to purchase, the Assets and Purchaser agreed to assume all obligations of the Vendor that arise after the Closing Date in respect of the Contracts.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the parties hereto covenant and agree as follows:

1. DEFINITIONS. All terms that are defined in the Purchase Agreement that are used and capitalized in this Agreement shall have the respective meanings specified in the Purchase Agreement except as otherwise defined herein.

2. ASSIGNMENT. The Vendor hereby absolutely assigns, conveys, transfers and sets over unto the Purchaser,

(a)     all of Vendor's right, title and interest in and to the Leasehold
Property;

(b)     all of Vendor's right, title and interest in and to the Technical Data;

(c)     all of Vendor's right, title and interest in and to the Equipment;

(d)     all of Vendor's right, title and interest in and to the Contracts;

(e) any and all payments due or accruing due or at any time after the Closing Date to become due to Vendor under the Contracts; and

(f) the benefit of all guarantees, warranties, indemnities and covenants made or given by the parties to the Contracts other than Vendor, with full power and authority to sue for damages for breach of any warranty or covenant or for specific performance of covenants in the name of Vendor.

3. ASSUMPTION BY THE PURCHASER. As of the Closing Date, Purchaser does hereby assume those obligations and liabilities of Vendor under the Contracts that are to be paid, satisfied, discharged, performed or fulfilled after the Closing Date and that did not arise directly or indirectly as a result of a default occurring prior to the Closing Date (which obligations and liabilities are herein called the "Assumed Obligations") and covenants and agrees with Vendor that from the Closing Date Purchaser will pay, satisfy, discharge, perform and fulfil all the Assumed Obligations.

4. VENDOR TO HOLD PROPERTY INTERESTS IN TRUST. Should any property or right intended to be transferred hereunder not be transferred to Purchaser at the Closing, Vendor will hold such property or right as bare trustee in trust for and at the sole cost (without any premium) of Purchaser from the Closing Date until such property or right is effectually transferred.

5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and of Canada applicable to the State of Nevada.

6. FURTHER ASSURANCES. Each of the parties shall at all times hereafter execute and deliver all such further documents and instruments and shall do such further acts and things as may be reasonably required to give full effect to this Agreement.

7. INUREMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. COUNTERPARTS. This Agreement may be executed in counterparts and when each party has executed a counterpart each of such counterparts shall be deemed to be an original and all of such counterparts when taken together shall constitute one and the same agreement.

9.     EXECUTION.  This Agreement may be executed and delivered by facsimile.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                        AMERICAN MINING CORPORATION


                                        By:
                                             Gary MacDonald
                                             President

                                        THRUST ENERGY CORP.


                                        By:
                                             Thomas Mills
                                             President

                                   SCHEDULE H

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS  AGREEMENT  made  as  of  the  ____  day  of  May,  2011,

BETWEEN

AMERICAN MINING CORPORATION, a corporation incorporated under the laws of the State of Nevada, having a registered office located at 2533 North Carson Street, Carson City, Nevada 89706 (the "Corporation"),

AND

GARY MACDONALD, of Oceanside, California (the "Executive").

WHEREAS,

A. the Corporation has acquired substantial assets from a company founded by the Executive for the purpose of expanding the business of the Corporation (the "Acquisition");

B. it was a condition to the completion of the Acquisition that the Executive accept an offer of employment from the Corporation in the form of this agreement to provide the services described herein;

C. the Corporation recognizes that the Executive has special skills relating to and extensive familiarity with the assets acquired through the Acquisition and the expanded business of the Corporation;

D. the Executive has expressed concern to the Corporation that the Executive's employment could be terminated before the Retirement Date without cause or adversely modified; and

E. the board of directors of the Corporation has determined that it would be in the best interests of the Corporation to induce the Executive to remain in the employ of the Corporation until the Retirement Date (as hereinafter defined) and that provisions of this agreement are fair and reasonable and in the best interests of the Corporation.

NOW THEREFORE in consideration of the premises hereof and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.     INTERPRETATION

1.1 The headings of the Articles, sections, subsections and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

1.2 This agreement shall be construed and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the State of Nevada with respect to any matters arising out of this agreement.

1.3 If any provision of this agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate, distinct and severable.

1.4 For the purposes of this agreement, the following terms shall have the following meanings, respectively:

(a)     "ANNUAL  SALARY"  means  the  sum  of:

(i) the aggregate of the annual salaries of the Executive, payable to the Executive by the Corporation and its subsidiaries as at the end of the month immediately preceding the month in which the Executive's employment is terminated; and

(ii)     an amount equal to the greater of:

(1) the aggregate amount of all remuneration, salaries, bonuses and benefits (including the present cash value of any non-cash remuneration, bonuses or benefits) not included in clause 1.4(a)(i) above that the board of directors of the Corporation in its absolute discretion estimates would be payable to the Executive during the fiscal year of the Corporation in which the Executive's employment is terminated by the Corporation and its subsidiaries, assuming: (1) the employment of the Executive was not terminated during such year; and (2) the Executive benefits from and participates in such remuneration, salaries, bonuses and benefits on a basis consistent with the Corporation's established practices in effect for senior executives of the Corporation and its subsidiaries immediately prior to the Termination Date; and

(2) one-half of the aggregate amount of all remuneration, salaries, bonuses (including the present cash value of any non-cash remuneration, bonuses or benefits) not included in clause 1.4(a)(i) above paid or payable to the Executive by the Corporation and its subsidiaries during the 24 calendar months immediately preceding the Termination Date;

(b)     "BOARD"  means  the  board  of  directors  of  the  Corporation.

(d)     "EFFECTIVE  DATE"  means  May  16,  2011.

(e) "GOOD REASON" means the occurrence of any of the following without the Executive's written consent, except in connection with the termination of the employment of the Executive for Just Cause, Death or Disability:

(i) a change (other than those that are clearly consistent with a promotion) in the Executive's position or duties (including any position or duties as a director of the Corporation), responsibilities, title or office, which includes any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any such positions or offices;

(ii) a reduction by the Corporation or any of its subsidiaries of the Executive's salary, benefits or any other form of remuneration or any change in the basis upon which the Executive's salary, benefits or any other form of remuneration payable by the Corporation or its subsidiaries is determined or any failure by the Corporation to increase the Executive's salary, benefits or any other forms of remuneration payable by the Corporation or its subsidiaries in a manner consistent (both as to frequency and percentage increase) with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(iii) any failure by the Corporation or its subsidiaries to continue in effect any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, pension plan or retirement plan in which the Executive is participating or entitled to participate, or the Corporation or its subsidiaries taking any action or failing to take any action that would adversely affect the Executive's participation in or reduce his rights or benefits under or pursuant to any such plan, or the Corporation or its subsidiaries failing to increase or improve such rights or benefits on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(iv) any failure by the Corporation or its subsidiaries to provide the Executive with the number of paid vacation days to which he is entitled or the Corporation or its subsidiaries failing to increase such paid vacation on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(v) the Corporation or its subsidiaries taking any action to deprive the Executive of a material benefit under this agreement, or the Corporation or its subsidiaries failing to increase or improve such material benefit on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(vi)     any breach by the Corporation of any provision of this agreement;

(vii) the good faith determination by the Executive that the Executive's status or responsibility in the Corporation or its subsidiaries have been diminished or the Executive is being effectively prevented from carrying out his duties and responsibilities; or

(viii) the failure by the Corporation to obtain, in a form satisfactory to the Executive, an effective assumption of its obligations hereunder by any successor to the Corporation, including a successor to a material portion of its business.

(k) "JUST CAUSE" means the causes that are sufficient under the common law to justify dismissal from a position of employment and includes, without limiting the generality of the foregoing, the occurrence of any of the following:

(i) a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner, and which the Executive fails to substantially remedy within a reasonable period of time after receiving written notice thereof from the Corporation;

(ii) failure by the Executive to honor his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation;

(iii) the Executive or any member of his family making a personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

(iv) failure or refusal by the Executive to obey reasonable instructions given in the course of employment by the Chairman or the Board which not inconsistent with the Executive's management position and which are not remedied by the Executive within a reasonable period of time after receiving written notice of such failure or refusal;

(v) being found by a court of competent jurisdiction in a civil action or by an administrative agency to have violated a federal or state securities or commodities law, not subsequently reversed, suspended or vacated;

(vi) or becoming subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(vii)     committing an act of fraud or material dishonesty;

(viii)     conviction in a criminal proceeding; or

(ix) engaging in conduct that is detrimental to the reputation of the Corporation or any of its Affiliates in any material respect.

(l) "PROFIT SHARING POOL" means the percentage of pre-tax profit that is determined by the Board to be available for distribution to the Corporation's participating employees under any profit-sharing plan that may be established and continued by the Corporation from time to time.

(m) "RETIREMENT DATE" means the date that is the TWENTIETH (20th) ANNIVERSARY of the Effective Date.

(n)     "RIGHTS" has the meaning ascribed thereto in paragraph 5.3(b).

(o) "TERMINATION DATE" means the date of termination of the Executive's employment, whether by death of the Executive, by the Executive or by the Corporation.

2.     EMPLOYMENT

2.1 TERM. The Corporation shall employ the Executive for a period commencing on the Effective Date and continuing until the Retirement Date, unless such employment is terminated earlier as hereinafter provided.

2.2 DUTIES AND OBLIGATIONS. The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation as may be determined from time to time by the board of directors of the Corporation to be consistent with the office of the Executive and in accordance with the bylaws of the Corporation. Without limitation of the foregoing, the Executive shall occupy the office of President and Chief Executive Officer of the Corporation. The Executive shall:

(a) devote his full time (which shall not be less than 35 hours per week) and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

(b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

(c) use his best efforts to promote the interests and goodwill of the Corporation.

2.3 REPORTING. The Executive shall report to the person holding the office of Chairman of the Board. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the Term.

3.     REMUNERATION

3.1 BASE SALARY. The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be $180,000 exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of employment hereunder, exclusive of bonuses, benefits and other compensation, shall increase by FIVE PERCENT (5%) of the annual base salary for the immediately preceding year. The annual base salary payable to the Executive pursuant to the provisions of this paragraph shall be payable in equal semi-monthly instalments in arrears on the 1st and 15th day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

3.2 BENEFITS. The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation.

3.3 STOCK PLANS. The Corporation shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the Board.

3.4 BONUS. The Board of Directors may supplement the Executive's annual salary with a bonus amount to be determined by the Board in its sole and absolute discretion, payable from the Corporation's General Profit Sharing Pool within three months of the end of each fiscal year end of the Corporation, but which bonus may not be given at all in any year.

3.5 DEDUCTIONS. Salary and benefit payments under this agreement shall be subject to such deductions as the Employer is from time to time required to make pursuant to law, government regulations or by consent of the Employee.

3.6 VACATION. The Executive shall be entitled to FOUR WEEKS paid vacation per fiscal year of the Corporation at a time approved in advance by the Chairman, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive does not take all the vacation to which he is entitled in any fiscal year, such vacation may be carried forward into the subsequent fiscal year.

3.7 EXPENSES. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

4.     TERMINATION

4.1 FOR JUST CAUSE. The Corporation may terminate the employment of the Executive summarily for Just Cause without notice.

4.2 DUE TO DEATH. This agreement shall terminate without notice upon the death of the Executive.

4.3 DUE TO DISABILITY. The Corporation may terminate the employment of the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.

5.     SEVERANCE

5.1 JUST CAUSE OR GOOD REASON. If the Executive's employment is terminated by the Corporation for just cause, or is terminated by the Executive without Good Reason, the Corporation shall pay to the Executive, if not theretofore paid, the fraction of the Annual Salary earned by or payable to the Executive by the Corporation and its subsidiaries during the then current fiscal year of the Corporation for the period to and including the Termination Date, and neither the Corporation nor its subsidiaries shall have any further obligation to the Executive under this agreement.

5.2 DISABILITY. If the Executive's employment is terminated by reason of permanent disability, the Executive shall be entitled thereafter to receive reasonable termination and severance payments and allowances and disability and other benefits in a manner consistent with and at least equal in amount to those provided by the Corporation to disabled senior executives of the Corporation in accordance with such plans, programs and policies relating to disability, if any, as are in effect at the Termination Date.

5.3 NOT JUST CAUSE, GOOD REASON, DISABILITY OR DEATH. If the Executive's employment is terminated by the Corporation other than for Just Cause, disability or death or is terminated by the Executive for Good Reason:

(a) the Corporation shall pay to or to the order of the Executive by no more than two lump sum payments in cash or certified check within ten days after the Termination Date, the aggregate of the following amounts (less any deductions required by law):

(i) if not theretofore paid, the Executive's Annual Salary for the then current fiscal year of the Corporation for the period to and including the Termination Date; and

(ii) as partial compensation for the Executive's loss of employment, an amount equal to the result obtained when the Annual Salary is multiplied by a fraction, the numerator of which is the number of days between the Termination Date and the Retirement Date and the denominator of which is 365;

(b) if the Executive holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Corporation or any affiliate thereof (collectively, "RIGHTS"), regardless of whether such Rights may then be exercised or if such Rights would have been issued to the Executive had his employment not been terminated until the Retirement Date, and had the Executive been granted such Rights on a basis consistent with those extended to senior executives of the Corporation, all such Rights shall then be deemed to be granted to the Executive and available for exercise and, if the Executive so elects by notice in writing to the Corporation, such Rights shall be deemed to have been exercised at the price provided for in such Rights and the Executive shall be deemed to have immediately sold the securities arising from such exercise to the Corporation for the fair market value thereof (which in the event of dispute shall be determined within 30 days of the delivery of such notice at the Corporation's expense by a valuator satisfactory to both the Corporation and the Executive using such assumptions or methods as such valuator may think in its absolute discretion best reflect the intention of this clause 5.3(b), and such determination shall be final and binding) and the Corporation shall pay to the Executive, in the manner and at the time contemplated by clause 5.3(a), the difference between the aggregate exercise price for such securities and their deemed acquisition price to the Corporation;

(c) the Corporation shall pay, in the manner and at the time contemplated by clause 5.3(a) above, an amount equal to the present value (as determined at the Corporation's expense by an actuary acceptable to the Corporation and the Executive, which determination shall be final and binding) of all pension benefits as they existed at the date of the Control Change or the Termination Date, whichever is more favorable to the Executive, and any employment and pension benefits to which the Executive would have been entitled had his employment continued until the Executive's Retirement Date and had his pension benefits been increased in a manner consistent with that for senior executives of the Corporation generally;

(d) the Corporation shall pay to the Executive all outstanding and accrued regular and special vacation pay to the Termination Date.

5.4     NO  PENALTY  OR  MITIGATION.  Any  payment  to the Executive pursuant to
Section 5 hereof is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages. Notwithstanding anything to the contrary contained in this agreement, there shall be no duty, obligation or requirement on the Executive hereunder or otherwise to mitigate the amount of any payment provided for in Section 5 hereof by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income the Executive receives for services rendered after the termination of the Executive's employment.

6.     MISCELLANEOUS

6.1 NOTICE. Any notice required or permitted to be given under this agreement shall be in writing and shall be properly given if delivered by hand or mailed by prepaid registered mail addressed:
in  the  case  of  the  Corporation,  to:

American Mining Corporation
16:1 Mill Site
P.O. Box 25
Silver Peak, Nevada  89047
Fax:  (888) 505-5808

in the case of the Executive, to the last address of the Executive in the records of the Corporation and its subsidiaries;
or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

6.2 PRIVACY. By accepting employment with the Corporation, the Executive consents to the Corporation collecting, using and disclosing his personal information for purposes relating to the maintenance of the employment relationship. The purposes of the Corporation's collection, use and disclosure include, but are not limited to:

(a) ensuring that the Executive is properly remunerated for his services to the Corporation which shall include disclosure to third party payroll providers;

(b) administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plans, short, medium and long-term incentive plans, including disclosure of the Executive's personal information to the Corporation's third party service providers and administrators;

(c) ensuring that the Corporation is able to comply with any regulatory, reporting and withholding requirements relating to the Executive's employment;

(d)     performance and promotion;

(e) complying with the Corporation's obligations to report improper or illegal conduct by any director, officer, employee or agent of the Corporation under any applicable securities, criminal or other law;

(f) allowing a potential purchase of the shares or assets of the Corporation to conduct due diligence with respect to employment obligations of the Corporation, subject to compliance with the treatment of such information as required by applicable legislation respective privacy; and

(g) any other purpose for which the Executive is given notice and which is reasonably related to the maintenance of the Executive's employment relationship.

6.3 NO PRIOR AGREEMENTS. There are no statements or representations, oral or otherwise, express or implied, with respect to the employment opportunity offered to the Executive that form part of this agreement, other than those that are set forth expressly in this agreement. This agreement supersedes any prior representations, statements or agreements with respect to the subject-matter hereof and the employment opportunity offered to the Executive. The parties agree that any such prior representations, statements or agreements, if made, were not material to the execution of this agreement, or to the decision of either party to enter into this agreement.

6.4 DISCLOSURE. During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

6.5 RETURN OF MATERIALS. All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries or Affiliates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or Affiliate, as the case may be. On termination of the Executive's employment for any reason, the Executive shall deliver promptly to the Corporation all such property of the Corporation that is in the possession of the Executive or is directly or indirectly under the control of the Executive. The Executive shall not make reproductions or copies of any such property or other property of the Corporation for his personal use or that of any other party.

6.6 LEGAL EXPENSES. The Corporation hall pay, without requiring the Executive first to pay such fees and expenses, all legal fees and expenses that the Executive, the Executive's legal representatives or the Executive's family may reasonably incur or face arising out of or in connection with this agreement (but this agreement only), including any litigation concerning the validity or enforceability of, or liability under, any provision of this agreement or any action by the Executive, the Executive's legal representatives or the Executive's family to enforce his or their rights under this agreement (but this agreement only), regardless of the outcome of such litigation, and the Corporation agrees to pay interest, compounded quarterly, on the total unpaid amount payable under this agreement, such interest to be calculated at a rate equal to TWO PERCENT (2%) in excess of the prime commercial annual lending rate for Canadian dollar demand loans announced from time to time by THE ROYAL BANK OF CANADA during the period of such nonpayment.

6.7 NO ASSIGNMENT. This agreement is not assignable by either party without the consent in writing of the other party, which consent may be unreasonably withheld; provided that, the Corporation may assign this agreement without the Executive's consent to an Affiliate of the Corporation if the Affiliate offers comparable employment and no material prejudice to the Executive, including diminution of responsibilities, results from such assignment.

6.8 SUCCESSORS. This agreement shall be binding on and inure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive. Without limiting the generality of the foregoing, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, to expressly assume and agree to perform the obligations under this agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

6.9 AMENDMENT. This agreement may be amended only by an instrument in writing signed by both parties.

6.10 WAIVER. No amendments to this agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

6.11 LEGAL ADVICE. The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that:

(a)     he  has  read  and  understands  this  agreement;

(b) he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement, and that in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure; and

(c) the failure by the Executive to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

AMERICAN MINING CORPORATION


By:
     Thomas Mills
     President



GARY  MACDONALD

                                   SCHEDULE I

                          ALLOCATION OF PURCHASE PRICE

ASSET                                     PERCENTAGE OF PURCHASE PRICE ALLOCATED
Assignment of Exploration Agreement and Mill Site Agreement between Vendor and Silver Peak Properties LLC, dated September 31, 2010, relating to the leasing of
27.5 contiguous acres of land known as 16:1 Mine Site, located within Esmeralda
County, Nevada, and appurtenances thereto                                  42.5%

Assignment of Letter of Intent between Vendor and Win-Eldrich Gold Inc., dated March 22, 2011, and the Binding Memorandum of Understanding attached thereto as Schedule C, all of which relate to the acquisition by Vendor of a 50% interest in a permitted, operating mill facility, together with equipment and supplies
for concentrating molybdenum sulphide                                      32.2%

Assignment of Memorandum of Understanding between Vendor and Crown Gold Corporation, dated November 17, 2010, relating to ore processing
     0.1%

Assignment of Binding Letter of Intent and Term Sheet dated March 21, 2011, between Vendor and NJB Mining Inc. relating to the acquisition by Vendor of
milling equipment                                                           7.8%

1 Plasma (Pillar) Tilt Furnace 750 kg capacity, with skidding and platforms, cooler unit, environmental water bath and fume management, miscellaneous pumps, electrical MCC unit and miscellaneous lab; 1 Beckhart 800 mm filter press; 1 12-pack 10" Krebs hydrocylone; 1 80-ton fine ore bin; and Miscellaneous equipment, including spare plate, frames, four (4) pumps, ancillary spare parts,
filter press and dual tire stack frame.                                    17.4%